Form N-SAR
Item 77Q(1)(e)
Copies of Any New or Amended Registrant Investment Advisory Contracts The RBB Fund, Inc.

1.	Form of Investment Advisory Agreement (Summit Global
Investments Small Cap Low Volatility Fund) between Registrant and Summit Global Investments is incorporated herein by reference to Post-Effective Amendment No. 195 to the Registrant's Registration Statement (No. 33-20827) filed on March 30, 2016.

2.	Form of Contractual Fee Waiver Agreement (Summit Global
Investments Small Cap Low Volatility Fund) between
Registrant and Summit Global Investments is incorporated herein by reference to Post-Effective Amendment No. 195 to the Registrant's Registration Statement (No. 33-20827) filed on March 30, 2016.